                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the National Surgery Centers, Inc. 1997 Non-Employee Director Option Plan and National Surgery Centers, Inc. Employee Restricted Stock Grants of our report dated February 5, 1997 with respect to the consolidated financial statements of National Surgery Centers, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                         ERNST & YOUNG LLP



Chicago, Illinois
May 23, 1997